UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2009

HOME SYSTEM GROUP
(Exact name of registrant as specified in its charter)

Nevada	000-49770	43-1954776
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Oceanic Industry Park
Sha Gang Highway, Gang Kou Town, Zhongshan City
Guangdong Province, People’s Republic of China
(Address of principal executive offices)

86-760-88483838
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2009, Wang Fuying resigned as Chairman and director of the Company and will remain the Company’s Chief Executive Officer. Xu Jianming resigned as a director of the Company and will remain the Company’s Chief Financial Officer and Treasurer.

On August 31, 2009, our Board of Directors appointed Mr. Xiao Yongzheng and Ms. Lou Xinfang as Directors of the Company effective immediately.

Mr. Xiao Yongzheng graduated from Hongkong University where he attained a MBA. Since June 2009, he has been with China US Venture Capital Group as vice president. From October 2006 to May 2009, he was General Manager of Investment Management of Shanghai Wanye Enterprises Co., Ltd. From August 2004 to October 2006 he was Vice President of Singapore TaiChen (Shanghai) Investment Management Co., Ltd.

Ms. Lou Xinfang graduated from Institute of Metal Research, Chinese Academy of Science, and holds a Master degree. Since February 2009, she has been with China US Venture Capital Group, as President. From July 2004 to January 2009, she was Director of Investment Department, Jinjiang International Group, where she was responsible for Investment Management of the group. From 2001 to June 2004, she was General Manager of Strategic Management Department, D’Long International Strategic Management Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME SYSTEM GROUP

Date: August 31, 2009	By:	/s/ Wang Fuying
Wang Fuying Chief Executive Officer